EXHIBIT 10.3

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (this

“Agreement”) is made and entered into as of the Effective Date, defined in Section 5 below, by and between, Brock Degeyter, an individual (the “Executive”), and Summit Operating Services Company, LLC (the “Company”), as successor in interest to Summit Midstream Partners, LLC, a Delaware limited liability company. Executive and the Company may sometimes be  referenced herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, Executive is employed by the Company pursuant to that certain Amended and Restated Employment Agreement, dated as of February 1, 2016, as amended by that certain Amendment No. 1 to Amended and Restated Employment Agreement, dated as of January 23, 2018 (together, the “Employment Agreement”);

WHEREAS, pursuant to the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan (the “LTIP”), Executive is a party to the following Phantom Unit Agreements with Summit Midstream GP, LLC, the General Partner of Summit Midstream Partners LP: (1) that certain Phantom Unit Agreement dated March 15, 2018; (2) that certain Phantom Unit Agreement dated March 15, 2019; (3) that certain Phantom Unit Agreement dated November 15, 2019; and (4) that certain Phantom Unit Agreement dated March 23, 2020 (the “Phantom Unit Agreements”); and

WHEREAS, the Company is terminating Executive’s employment without Cause (as defined by the Employment Agreement) effective as of the Termination Date (as defined below), and the Parties have agreed to separate on the terms specified herein, including, specifically, Executive’s waiver of certain cash compensation in exchange for a release from certain continuing obligations owed to the Company and its parents, subsidiaries, and affiliates (collectively the “Company Group”) following the Termination Date.

NOW THEREFORE, in consideration of the recitals above and the mutual promises and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, it is agreed as follows:

1.

Termination of Employment. Executive’s employment with the Company and all other members of the Company Group will terminate effective as of August 7, 2020 (the “Termination Date”). Executive hereby resigns from any officer positions held by Executive with any member of the Company Group. Executive’s separation is a “Separation from Service” with the Company within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder as of that date. Subject to applicable withholding for taxes and other authorized deductions, Executive will receive his final paycheck, including his regular pay and accrued vacation that remains unused through the Termination Date, within six (6) days of the Termination Date. Subject to his execution and non-revocation of this Agreement, Executive will also receive a portion of his Prorated Termination Bonus (as defined by the Employment Agreement), in accordance with Section 5(a) of the Employment Agreement within thirty (30) days after the Separation Date; provided, however, instead of the Prorated

Termination Bonus being calculated at target, the Prorated Termination Bonus will be calculated using fifty percent (50%) of target and then prorated based on the number of days of employment during 2020 (i.e., Executive’s Prorated Termination Bonus will be $114,207.65 (220/366 X$190,000)). Executive understands and agrees that, except as otherwise expressly provided by this Agreement, all regular salary, any bonus or incentive compensation, and any employee benefit and other benefits of employment (except for the right to accrued and unpaid amounts, including any unused vacation and paid time off, as of the Termination Date) terminate on the Termination Date, and Executive is giving up any additional right to employment, compensation, and/or benefits except as set forth in this Agreement. Executive expressly acknowledges that through this Agreement and the Release (as defined below) he is waiving any rights to (a) any Severance Payment under the Employment Agreement, (b) any right to the Retention Bonus under that certain Retention Bonus Agreement dated June 7, 2019 by and between Executive, Summit Midstream Partners, LLC, Summit Midstream GP, LLC, and Summit Midstream Partners, LP, and (c) any right to the Unvested Retention Component (described in Section 4 below).

2.

Expense Reimbursement. In accordance with Company policy, the Company will reimburse Executive for unpaid, reasonable travel and other business expenses, including, but not limited to, up to $12,000 for annual tax preparation services and ongoing tax advice, incurred by Executive through the Termination Date, if any, provided that Executive completes and submits to the Company an expense report (along with proper supporting documentation) within fourteen (14) days after the Termination Date. The Company will pay  any such expense reimbursement within 30 days of receipt of the approved expense report. Executive acknowledges and agrees that if Executive fails to timely submit an expense report, as outlined in this Section 2, Executive forfeits Executive’s right, if any, to reimbursement for reasonable business expenses.

3.

Cessation of Benefits.  Executive’s eligibility to participate in any of the Company’s employee benefit plans will cease on the Termination Date, though Executive’s coverage may continue through the last day of the month in which the Termination Date occurs in accordance with the terms of the applicable employee benefit plans. To the extent that Executive currently participates in any of the Company’s group health plans, Executive may be eligible for continuation of such coverage as provided for in the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Executive understands that COBRA continuation coverage, if any, will be at Executive’s expense, and requires timely and proper completion of the application form received from the COBRA administrative services provider; provided, however, that for the period ending on the 18-month anniversary of the Termination Date, Executive (or, if applicable, his qualifying beneficiary) shall be entitled to such coverage at an out-of-pocket premium cost that does not exceed the out-of-pocket premium cost applicable  to similarly situated active employees (and their eligible dependents) of the Company.

4.

Vesting of Unvested Phantom Units and DERs. As of the Termination Date, the Parties agree that pursuant to the terms of the LTIP and the Phantom Unit Agreements awarded to Executive, the Executive has the following aggregate unvested phantom units, dividend equivalent rights (“DERs”), and retention component: (a) 520,015 phantom units

(“Unvested Phantom Units”); (b) 520,015 DERs (“Unvested DERs”); and (c) retention component equal to $401,092 granted pursuant to that certain Phantom Unit Agreement dated March 23, 2020 (“Unvested Retention Component”) (together, the “Unvested Benefits”). In accordance with the Phantom Unit Agreements, in the event the Executive is terminated by the Company without Cause, the Unvested Benefits would become fully vested as of ther Termination Date; however, in exchange for the consideration provided by the Company in this Agreement, including, without limitation, pursuant to Section 5(a) below, Executive hereby waives his right to the Unvested Retention Component, which Executive agrees shall be immediately forfeited upon the Termination Date. As of the Termination Date, the Unvested Phantom Units and Unvested DERs will become fully vested, and Executive will receive cash or Units, as appropriate, in accordance with the terms of the LTIP, the Phantom Unit Agreements (as amended by the Amendment). Executive acknowledges he never filed any elections to defer under the Phantom Unit Agreements. Other than as set forth in this Section 4, Executive hereby waives any and all rights to additional benefits from the LTIP and the Phantom Unit Agreements, including, without limitation, any right to the Unvested Retention Component. Executive further agrees he is not entitled to any other compensation or benefit under any plan, program or agreement with the Company or any other member of the Company Group, or their respective predecessors, except as set forth and referenced in this Agreement.

5.	Post-Employment Continuing Obligations.

(a)	Noncompetition. The Company hereby waives Executive’s restrictions under Section 7(a) of the Employment Agreement.

(b)

Other Post-Employment Obligations. Executive acknowledges and agrees that, from and after the Termination Date, he shall remain subject to and bound by all of his other continuing obligations to the Company Group, including, without limitation, those set forth in the Employment Agreement (other than Section 7(a) and, to the extent modified by the following sentence, Section 7(b)). Notwithstanding anything to the contrary expressed or implied in this Agreement or the Employment Agreement, the Company hereby waives Executive’s restrictions under Section 7(b) of the Employment Agreement but only insofar as they relate to Executive’s executive assistant.

(c)

The Parties hereto expressly acknowledge and agree that the Indemnification and expense advancement provisions contained in Section 9 of the Employment Agreement shall survive, notwithstanding Executive’s Separation from Service, for a period of five years from the Termination Date, or the maximum applicable statute of limitations under the laws of the relevant jurisdiction, whichever is longer.

6.

General Release.    In exchange for the consideration received pursuant  to this Agreement, including as set forth in Sections 1, 4, and 5, concurrently with his execution of this Agreement, Executive shall execute the release in the form attached hereto as Exhibit A (the “Release”). Notwithstanding the foregoing, the Company hereby acknowledges and agrees that the Executive’s vested Class B Membership Interests in Summit Midstream Management, LLC are not affected or limited by the release provided in this Agreement. Executive is hereby granted twenty-one (21) days from his receipt of this Agreement to sign the Agreement and the Release. Executive acknowledges and agrees that in no case shall he sign this Agreement and  the Release prior to the Termination Date. The “Effective Date” of this Agreement shall be the eighth day after the date of Executive’s execution of the Release, provided it is not revoked as permitted by the Release.

7.

No Assignment.    Executive  represents  and  warrants  that  Executive has made no assignment or other transfer, and covenants that Executive will make no assignment or other transfer, of any interest in any claim which Executive may have against the Company or any of the other Releasees (as defined in the Release).

8.

Protected Disclosures. Executive  acknowledges  and  agrees  that nothing in this Agreement (a) prevents Executive from providing information to or filing a report, charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”), Department of Labor (“DOL”), National Labor Relations Board (“NLRB”), Securities and Exchange Commission (“SEC”) or any other governmental agency, or from participating in any investigation or proceeding conducted by any such governmental agency, or (b) imposes any condition precedent (such as prior notice to the Company), any penalty, or any other restriction or limitation adversely affecting Executive’s rights regarding any governmental agency disclosure, report, claim or investigation; provided, however, that Executive shall not be entitled to recover any individual monetary relief or other individual remedies in any action brought by any such governmental agency or otherwise against the Company on Executive’s behalf. The foregoing  notwithstanding, this Agreement does not limit Executive’s right to receive an award for information provided under any SEC program.

9.

Non-Disparagement.Subject to Section 8, as a material inducement to the Company to enter into this Agreement, Executive agrees that Executive will not defame or disparage any member of the Company Group or their respective officers, directors, trustees or employees, publicly or privately.

10.

Post-Employment Cooperation. Upon the Company’s  request, Executive agrees to make himself reasonably available to respond to periodic requests for information or assistance relating to the Company Group or any of their predecessors or Executive’s employment, which may be within Executive’s knowledge. Following the Termination Date, Executive further agrees to provide truthful testimony and information and to otherwise reasonably cooperate with the Company in connection with any and all existing, potential, or future claims, litigation, or investigations, whether administrative, civil, or criminal in nature, with respect to such matters as were within Executive’s knowledge during his employment with the Company and its predecessor. Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or otherwise) of any member of the Company or any of their predecessors, regardless of whether a lawsuit has been filed with respect to such investigation.

11.

No Admission of Liability. This Agreement and compliance with this Agreement shall not be construed as an admission by the Company or any other Releasee (as defined in the Release) of any liability whatsoever, or as an admission by the Company or any other Releasee of any violation of the rights of Executive or any other person, or any violation of any order, law, statute, duty or contract.

12.

Attorneys’ Fees. The Company shall bear each Party’s fees  in  connection with the negotiation and preparation of this Agreement. In the event of any dispute arising out of or relating to a Party’s performance or nonperformance of its obligations under this Agreement, the prevailing party shall be entitled to seek attorneys’ fees, costs and expenses actually incurred in connection with any action brought to resolve the dispute.

13.

No Presumption Against Drafter. Executive and the Company understand that this Agreement is deemed to have been drafted jointly by the Parties. Any uncertainty or ambiguity shall not be construed for or against any Party based on attribution of drafting to any Party.

14.

Entire Agreement. Executive and the Company agree that this Agreement, together with the Release, the Employment Agreement, the Plan, and the Phantom Unit Agreements, represent the entire agreement and understanding between the Parties with respect to Executive’s separation from the Company. Executive and the Company acknowledge that each of them is relying solely upon the contents of this Agreement, the Release, the Employment Agreement, the Plan, and the Phantom Unit Agreements with respect to Executive’s separation from the Company, and that Executive and the Company are not relying on any other representations or statements whatsoever of the other as an inducement to enter into this Agreement. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by Executive and a duly authorized representative of the Company.

15.	Counterparts.This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original, but each of which together will constitute one and the same Agreement.

16.

Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

IN WITNESS WHEREOF, this Agreement is executed by the Parties hereto as of the date indicated by the signature.

Brock Degeyter

DATED:__________________      ___________________________

Summit Operating Services Company, LLC

DATED:__________________       ___________________________

By:_____________________

Its:_____________________

Exhibit A Form of Release

Brock  Degeyter  (the  “Executive”)  agrees  for  the  Executive,  the  Executive’s spouse and child or children (if any), the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby forever to release, discharge, and covenant not to sue Summit Operating Services Company, LLC (the “Company”), and any of its past, present, or future parent, affiliated, related, predecessor, and/or subsidiary entities, and all of the past and present directors, shareholders, officers, general or limited partners, employees, agents, and attorneys, and agents and representatives of such entities, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company (collectively, the “Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which the Executive has or may have had against such Releasees based on any events or circumstances arising or occurring on or prior to the date this release (the “Release”) is executed, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever, (a) the Executive’s employment with the Company or any of the Releasees or the termination thereof, (b) any express or implied contract (whether written or oral), including, without limitation, under any agreement, letter, or representation relating to the terms and conditions of Executive’s employment, which may have been alleged to exist between Executive and the Company or any other Releasee, or (c) the Executive’s status at any time as a holder of any securities of the Company, and any and all claims arising under federal, state, or local laws relating to employment, or securities, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, and similar state or local statutes, ordinances, and regulations; provided, however, notwithstanding anything to the contrary set forth herein, that this Release shall not extend to (i) benefit claims under employee pension or welfare benefit plans in which the Executive is a participant by virtue of his employment with the Company or its subsidiaries, (ii) any rights under that certain Amended and Restated Employment Agreement, dated as of February 1, 2016, as amended by that certain Amendment No. 1 to Amended and Restated Employment Agreement, dated as of January 23, 2018 (the “Employment Agreement”), with the exception of any claim to any Severance Payment under the Employment Agreement, all such rights being waived and released by this Release, (iii) any rights of indemnification the Executive may have under any written agreement between the Executive and the Company (or its affiliates), the Company’s Certificate of Incorporation, its LLC Agreement, the LP Agreement for Summit Midstream Partners, LP, the General Corporation Law of the State of Delaware, any applicable statute or common law, or pursuant to any applicable insurance policy, (iv) unemployment compensation, (v) contractual rights to vested equity awards, (vi) COBRA benefits and (viii) any rights that may not be waived as a matter of law. In addition, the Company hereby acknowledges and agrees that the Executive’s vested Class B Membership Interests in Summit Midstream Management, LLC are not affected or limited by this Release.

The Executive understands that this Release includes a release of claims arising under the Age Discrimination in Employment Act (ADEA). Executive does not waive rights or claims that may arise after the date this Release is executed by Executive, and Executive waives rights or claims only in exchange for consideration in addition to anything of value to which Executive is already entitled. The Executive understands and warrants that he has been given a period of 21 days to review and consider this Release. The Executive further warrants that he understands that he may use as much or all of his 21-day period as he wishes before signing, and warrants that he has done so. The Executive further warrants that he understands that, with respect to the release of age discrimination claims only, he/ has a period of seven days after executing on the second signature line below to revoke the release of age discrimination claims by notice in writing to the Company.

The Executive is hereby advised to consult with an attorney prior to executing this Release. By his signature below, the Executive warrants that he has had the opportunity to do so and to be fully and fairly advised by that legal counsel as to the terms of this Release.

ACKNOWLEDGEMENT AND AGREEMENT TO RELEASE (AS TO ALL CLAIMS OTHER THAN AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this Release with counsel of his choosing, signifies his agreement to the terms of this Release (other than as it relates to age discrimination claims) by his signature below.

________________________________                                                      ______________________

Brock Degeyter                                                                                           Date

ACKNOWLEDGEMENT AND AGREEMENT TO RELEASE (AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this Release with counsel of his choosing, signifies his agreement to the terms of this Release (as it relates to age discrimination claims) by his signature below.

________________________________                                                         _______________________

Brock Degeyter                                                                                         Date